LOYOLA PROFIT PLUS PLAN                  Exhibit 4.4




                            Effective August 1, 1992




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                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I.

                                     PURPOSE


                                   ARTICLE II.

                          DEFINITIONS AND CONSTRUCTION

         2.01.        "Account" or "Plan Account"                             1
         2.02.        "Authorized Leave of Absence"                           1
         2.03.        "Beneficiary"                                           1
         2.04.        "Board of Directors"                                    1
         2.05.        "Break in Service"                                      1
         2.06.        "Code"                                                  1
         2.07.        "Committee"                                             1
         2.08.        "Compensation"                                          2
         2.09.        "Disability"                                            2
         2.10.        "Effective Date"                                        2
         2.11.        "Elective Deferrals"                                    2
         2.12.        "Eligibility Computation Period"                        2
         2.13.        "Employee"                                              2
         2.14.        "Employee Contribution Account"                         2
         2.15.        "Employer"                                              2
         2.16.        "Employer Contributions"                                2
         2.17.        "Employer Contribution Account"                         2
         2.18.        "Employer Securities"                                   3
         2.19.        "Entry Date"                                            3
         2.20.        "ERISA"                                                 3
         2.21.        "Forfeiture"                                            3
         2.22.        "Highly Compensated Employee"                           3
         2.23.        "Hour of Service"                                       3
         2.24.        "Insider"                                               4
         2.25.        "Loyola Capital"                                        4
         2.26.        "Matching Contribution"                                 4
         2.27.        "Matching Contribution Account"                         4
         2.28.        "Participant"                                           4
         2.29.        "Plan"                                                  4
         2.30.        "Plan Year"                                             5
         2.31.        "Trust"                                                 5
         2.32.        "Trust Agreement"                                       5
         2.33.        "Trustee"                                               5
         2.34.        "Valuation Date"                                        5
         2.35.        "Year of Service"                                       5

                                  ARTICLE III.

                            PARTICIPATION AND SERVICE

         3.01.         Eligibility and Participation                          5


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                                                                            Page

         3.02.         Participation and Service Upon Re-employment            5
                       (a) Participation                                       5
                       (b) Service                                             6
                       (c) Waiver by Insiders                                  6
         3.03.         Participation and Service in Connection with
                       Mergers and Other Acquisitions                          6

                                ARTICLE IV.

                       CONTRIBUTIONS AND FORFEITURES

         4.01.         Employee Contributions (Elective Deferrals)             6
                       (a) Election                                            6
                       (b) Elective Deferral Dollar Limit                      7
                       (c) 401(k) Actual Deferral Percentage
                            Test                                               7
                       (d) Participant's Right to Change
                            Elections                                          7
                       (e) Employer's Right to Change Elections                7
                       (f) Qualified Non-Elective Contributions                7
                       (g) Distribution of Elective Deferrals in
                                Excess of Dollar Limits                        8
                           (1) In General                                      8
                           (2) Definitions                                     8
                               (i) "Pre-Tax Deferrals"                         8
                               (ii)"Excess Deferrals"                          8
                           (3) Claims                                          8
                           (4) Determination of Income                         9
                       (h) Distribution of Contributions Which
                            Exceed 401(k) Actual Deferral
                            Percentage Test Limits                             9
                            (1) In General                                     9
                            (2) Excess Contributions                           9
                            (3) Determination of Income                        9
         4.02.          Employer Matching Contributions                        9
                              (a) Contributions                                9
                              (b) 401(m) Test                                 10
                              (c) Distribution of Contributions in
                        Excess of 401(m) Percentage Test Limits               10
                            (1) In General                                    10
                            (2) Excess Aggregate Contributions                10
                            (3) Determination of Income                       10
         4.03.          Employer Discretionary Contributions                  11
                              (a) Amount                                      11
                              (b) Time of Payment                             11
                              (c) Allocation to Participant Accounts          11
                            (1) Excess Allocation                             11
                            (2) Basic Allocation                              11


                                      (ii)

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                                                                            Page


                                   ARTICLE V.

                           LIMITS ON ANNUAL ADDITIONS

         5.01.             Limits On Annual Additions                         12
                           (a)  Basic Limitations                             12
                           (b)  Combined Limitations                          13
                           (c)  Transition Rule                               13
                           (d)  Aggregation of Employers                      14
         5.02.             Disposition of Excess Annual Additions             14

                                   ARTICLE VI.

                             IN-SERVICE WITHDRAWALS

         6.01.             Withdrawals After Age 59-1/2                       14
         6.02.             Other Withdrawals                                  15
                           (a)  Hardship Withdrawals                          15
                                (1) Application: Hardship Standards           15
                                (2) Hardship Categories                       15
                                (3) Availability of Other Resources           15
                                (4) Evidence of Hardship                      16
                           (b)  Withdrawals From Matching Contribution
                                 Account                                      16
         6.03.             Rules Governing Withdrawals                        16
         6.04.             In-Service Withdrawals by Insiders                 17

                                  ARTICLE VII.

                                    BENEFITS

         7.01.             Termination of Employment                          17
         7.02.             Vesting                                            17
                           (a)  Vested Percentage                             17
                           (b)  Disposition of Forfeitures                    17
         7.03.             Commencement of Benefits                           18
                           (a) In General                                     18
                           (b) Accelerated Distribution                       18
                           (a) Effect of Section                              18
                           (b) Joint and 50% Survivor Spouse Annuity          18
                           (c) Qualified Preretirement Survivor
                               Annuity                                        19
                           (d) Definitions                                    19
                                (i)    Annuity Starting Date                  19
                                (ii)   Earliest Retirement Age                19
                                (iii)  Joint and 50% Survivor Spouse
                                       Annuity                                20


                               (iii)

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                                                                            Page

                                       (iv)  Qualified Election               20
                                       (v)   Qualified Election Period        21
                                       (vi)  Spouse (surviving spouse)        21
                           (e) Notice Requirements                            21
         7.05.             Optional Methods of Payment                        22
                           (a)  Available Options                             22
                                (1)  Lump Sum Option                          22
                                (2)  Periodic Installment Payments            22
                                (3)  Periodic Installment Payments
                                     Based on Current Annuity
                                     Contract Purchase Rates                  23
                                (4) Annuity Options                           23
                                (5) Other Optional Methods                    23
                           (b)  Payments During Participant's Life            23
                           (c)  Changes In Method of Payment                  24
         7.06.             Required Beginning Date                            24
         7.07.             In-Kind Distributions Permitted                    24
         7.08.             Designation of Beneficiary                         24

                                  ARTICLE VIII.

                        PARTICIPANT DIRECTED INVESTMENTS

         8.01.             Participant Directed Investments                   25
                           (a)  Election of Investment Funds                  25
                           (b)  Participant Accounts                          26
                           (c)  Absence Of Participant Election               26
                           (d)  Investment Election by Former
                                Participants                                  26
                           (e)  Election by Insiders                          26
                           (f)  Common Trust Funds                            26

                                  ARTICLE IX.

                                      LOANS

         9.01.   Loan Administration                                          27
         9.02.   Number of Loans                                              27
         9.03.   Amount, Availability                                         27
         9.04.   Non-Discrimination                                           27
         9.05.   Loan Approval                                                28
         9.06.   Interest Rate                                                28
         9.07.   Collateral                                                   28
         9.08.   Repayment                                                    28
                 (a) Amortization over Term                                   28
                 (b) Default                                                  29
         9.09.   Participant and Spousal Consent                              29
         9.10.   Distributions Prohibited                                     29
         9.11.   No Alienation                                                29


                            (iv)

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                                                                            Page

         9.12.   Disclosure                                                   30

                         ARTICLE X.

                         FIDUCIARIES

         10.01.  Allocation of Responsibility Among
                 Fiduciaries                                                  30
         10.02.  Discharge of Duties                                          30
         10.03.  Indemnification of Committee Members and
                 Other Officers and Employees                                 30
         10.04.  Appointment of Committee                                     31
         10.05.  Committee Powers and Duties                                  31
         10.06.  Rules and Decisions                                          32
         10.07.  Committee Procedures                                         32
         10.08.  Applications and Forms for Benefits                          33
         10.09.  Facility of Payment                                          33
         10.10.  Claims Procedure                                             33

                                   ARTICLE XI.

                       PROVISIONS RELATING TO THE TRUSTEE

         11.01.  Trust Fund                                                   34

                        ARTICLE XII.

                          AMENDMENT

         12.01.  Right to Amend                                               34

                        ARTICLE XIII.

                      PLAN TERMINATION

         13.01.  Right to Terminate                                           35
         13.02.  Accelerated Vesting                                          35
         13.03.  Manner of Distribution                                       35

                        ARTICLE XIV.

                   PARTICIPATING EMPLOYERS

         14.01.  Adoption of Plan by Participating Employers                  36
         14.02.  Effect of Participating Employer's Adoption                  36
         14.03.  Withdrawal by Participating Employers                        37
         14.04.  Rules and Regulations                                        37


                             (v)

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                                                                            Page

         14.05.  Provisions Concerning Merger of Loyola
                 Federal Savings and Loan Association Profit
                 Plus Plan                                                    37

                         ARTICLE XV.

                        MISCELLANEOUS

         15.01.  Nonguarantee of Employment                                   38
         15.02.  Rights to Trust Assets                                       38
         15.03.  Discontinuance of Employer Contributions                     38
         15.04.  Erroneous Contribution                                       38
         15.05.  Plan Merger; Transfer of Plan Assets                         38

                        ARTICLE XVI.

                    TOP HEAVY PROVISIONS

         16.01.  Top Heavy Requirements                                       39
                 (a) Minimum Vesting Requirements                             39
                 (b) Minimum Contribution Requirement                         39
                 (c) Additional Super Top Heavy
                     Requirement                                              40
         16.02.  Top Heavy Plan Definitions                                   40




                                      (vi)

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                             LOYOLA PROFIT PLUS PLAN


                                   ARTICLE I.

                                     PURPOSE

         This document establishes the LOYOLA PROFIT PLUS PLAN (the "Plan"). The Plan is effective as of August 1, 1992 (the "Effective Date"). It will apply only to employees who terminate employment on or after the Effective Date.


                                   ARTICLE II.

                          DEFINITIONS AND CONSTRUCTION

         The following definitions apply to this document.

     2.01.  "Account" or "Plan Account" means a Participant's  account under the
Plan,   consisting  of  his  Employee  Contribution  Account  and  his  Employer
Contribution Account.

     2.02. "Authorized Leave of Absence" means an absence authorized by the Employer under the Employer's standard personnel practices, provided that the absent employee returns to active employment at the end of the period of authorized absence. In granting Authorized Leaves of Absence, the Employer will treat all persons under similar circumstances alike. An absence due to service in the Armed Forces of the United States will be considered an Authorized Leave of Absence if the Employee returns to employment with the Employer within the time provided by law, and if the Employee receives a certificate relating to the successful completion of military service described in Section 9(a) of the Military Selective Service Act.

     2.03. "Beneficiary" means a person (natural or otherwise) who is entitled to receive a benefit upon a Participant's death.

     2.04. "Board of Directors" means the Board of Directors of Loyola Capital Corporation.

     2.05. "Break in Service" means a Plan Year during which an Employee fails to receive credit for at least 501 Hours of Service.

     2.06. "Code" means the Internal Revenue Code of 1986, as amended.

     2.07. "Committee" means the committee which administers the Plan pursuant to Article X.



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     2.08.  "Compensation"  means compensation for a Plan Year which is required to be reported as wages on a Participant's Form W-2, excluding bonuses. Compensation also includes Elective Deferrals and other amounts which are not currently includable in the Participant's gross income under section 125 or 402(a)(8) of the Code. Only the first $200,000 of a Participant's Compensation will be taken into account in any Plan Year. This $200,000 limit will be adjusted automatically for changes in the cost of living in the same manner and at the same time as adjustments under section 415(d) of the Code.

     2.09. "Disability" means a physical or mental condition which, in the opinion of a physician designated by the Committee, permanently prevents an Employee from satisfactorily performing his usual duties for the Employer.

     2.10. "Effective Date" means August 1, 1992.

     2.11.  "Elective  Deferrals"  means  a  Participant's  contributions  under
Section 4.01.

     2.12. "Eligibility Computation Period" means the twelve (12) consecutive months beginning with the date an Employee first completes an Hour of Service and each Plan Year beginning after that date.

     2.13. "Employee" means an employee of the Employer, excluding, however, an individual who has agreed in writing to waive participation in the Plan, and excluding leased employees within the meaning of section 414(n)(2) of the Code.

     2.14. "Employee Contribution Account" means the portion of a Participant's Account which is attributable to his Elective Deferrals or to Employee contributions described in Section 4.04.

     2.15. "Employer" means Loyola Capital, Loyola Federal Savings Bank and any other employer which participates in this Plan pursuant to Article XIV; and any successor which maintains this Plan.

     2.16. "Employer Contributions" means the Employer's contributions under Sections 4.02 and 4.03.

     2.17. "Employer Contribution Account" means the portion of a Participant's Account which is attributable to Employer Contributions.



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     2.18.  "Employer  Securities"  means  stock or other  securities  of Loyola
Capital or a corporation controlling, controlled by or under common control with Loyola Capital.

     2.19. "Entry Date" means each January 1, April 1, July 1 and October 1.

     2.20. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     2.21. "Forfeiture" means the non-vested portion of a Participant's Employer Contribution Account which is forfeited because of termination of employment before full vesting.

     2.22.  "Highly  Compensated  Employee"  means an  individual  described  in section 414(q) of the Code. In determining whether an individual is a Highly Compensated Employee, the term "compensation" means Compensation as defined in
Section 5.01, including, however, elective or salary reduction contributions to a cafeteria plan under Code section 125, a cash or deferred arrangement under Code section 401(k), a simplified employee pension under Code section 402(h), or a tax-sheltered annuity under Code section 403(b). In addition, in determining whether an individual is a Highly Compensated Employee, the Employer may make the following elections:

     (a) In a determination of the top paid twenty percent (20%) group for purposes of determining whether an individual is a Highly Compensated Employee, the Employer may elect, on a consistent and uniform basis, to modify the permissible exclusions for months of service, hours per week, months per year and age by substituting a shorter period of service or lower age than that specified in Code section 414(q). If the Employer makes any of these elections, the Employer must apply the test uniformly for purposes of determining its top paid twenty percent (20%) group with respect to all its qualified plans and employee benefit plans and for purposes of the line of business rules set forth in Code section 414(r).

     (b) The Employer may elect to use the current Plan year to determine whether an Employee is a Highly Compensated Employee in the "look-back" year (as defined in Treasury Regulations under Code section 414(q)) calculation. If the Employer elects to use the current Plan Year in making the "look-back year" calculation, the election must apply to all of the Employer's plans, entities and arrangements.

     2.23. "Hour of Service" means each hour for which an Employee is directly or indirectly paid by the Employer for the

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performance of duties, or for reasons other than the performance of duties,  and each hour for which the Employer grants back pay to the Employee, regardless of mitigation of damages. In computing and crediting Hours of Service for periods during which an Employee does not perform duties, the rules set forth in sections 2530.200b- 2(b) and (c) of Department of Labor Regulations shall apply and are incorporated herein by reference. Solely for purposes of determining whether a Break in Service has occurred, an Employee who is absent for maternity or paternity reasons or on other authorized leave will receive credit for the Hours of Service which would have been credited if the Employee had not been absent. If those Hours of Service cannot be determined, the Employee will be credited with eight (8) Hours of Service for each day of absence. An absence for maternity or paternity reasons means an absence (1) because of the individual's pregnancy, (2) because of the birth of the individual's child, (3) because of the individual's adoption of a child or (4) for purposes of caring for the individual's child immediately following the child's birth or placement with the individual.

     2.24. "Insider" means (i) any person who, within the meaning of Section 16(b) of the Securities Exchange Act of 1934, is directly or indirectly the beneficial owner of more than ten percent (10%) of any class of equity security of Loyola Capital, (ii) any person who is a director of Loyola Capital, (iii) any person who is an officer of Loyola Capital, or any subsidiary of Loyola Capital, and who performs significant policy-making functions for Loyola Capital, or (iv) any person who is subject to Section 16(a) of the Securities Exchange Act of 1934 with respect to Loyola Capital by virtue of having previously been a person described in (i), (ii), or (iii), above.

     2.25. "Loyola Capital" means Loyola Capital Corporation, a Maryland corporation.

     2.26. "Matching Contribution" means an Employer contribution under Section 4.02.

     2.27. "Matching Contribution Account" means the portion of a Participant's Account which is attributable to Matching Contributions.

     2.28. "Participant" means an Employee who is participating in the Plan.

     2.29. "Plan" means the Loyola Profit Plus Plan, as set forth herein and as amended from time to time.

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     2.30.  "Plan Year" means mean the 12-month period  beginning each January 1 and ending each December 31.

     2.31. "Trust" means the fund maintained in accordance with the terms of this Profit Sharing Plan and the Trust Agreement.

     2.32. "Trust Agreement" means the agreement between the Trustee and Loyola Capital pursuant to which the Trust is held.

     2.33. "Trustee" means the persons or corporation appointed as such by the Committee.

     2.34. "Valuation Date" means the last day of each calendar quarter, and any intervening date chosen by the Committee.

     2.35. "Year of Service" means a Plan Year (or in the case of eligibility service, an Eligibility Computation Period) during which an Employee has completed at least 1,000 Hours of Service, except that for purposes of determining vesting in Employer Matching Contributions, years or fractional years during which an Employee is eligible to, but fails to defer compensation under this Plan will not be counted. An Employee must be employed on the last day of an Eligibility Computation Period in order for that period to count as a Year of Service for eligibility purposes.


                                  ARTICLE III.

                            PARTICIPATION AND SERVICE

     3.01. Eligibility and Participation. An Employee will be eligible to enroll as a Participant as of any Entry Date which occurs after the Employee completes a Year of Service for eligibility purposes. To enroll, he must execute and deliver to the Committee such forms as the Committee requires.

     3.02. Participation and Service Upon Re-employment. Participation in the Plan will cease when employment with the Employer terminates. If a former Participant is re-hired, the following rules will apply in determining his participation in the Plan and his Years of Service:

     (a) Participation. If the re-hired Employee was a Participant when his employment terminated, he may resume participation on the date he is re-hired. If he was not a Participant when his employment terminated, he will be eligible to participate upon meeting the requirements of Section 3.01, for which purpose his Years of Service before his return to employment will be reinstated to the extent required by (b) below.

     (b) Service. If the Employee had a vested interest in an Account when he terminated employment, his prior Years of Service will be reinstated when he is re-hired. If the Employee did not have a vested interest in an Account when he terminated employment, his prior Years of Service will be restored only if his consecutive Breaks-in-Service before returning to employment were less than the greater of (i) five (5) or (ii) his Years of Service before he terminated employment.

     (c) Waiver by Insiders. A Participant who is an Insider, whose Plan Account includes Employer Stock, who terminates employment during the first half of any Plan Year, and who later resumes employment with the Employer within six months of his termination of employment, may waive participation in the Plan's discretionary Employer contribution feature described in Section 4.03 until the date which is six (6) months following his or her earlier termination of employment. To do so, he must file a written waiver with the Committee before the end of the Plan Year in which returns to service.

     3.03. Participation and Service in Connection with Mergers and Other Acquisitions. In the event of a merger, stock acquisition, purchase of assets or other corporate acquisition by Loyola Capital or another Employer, Years of Service credit shall be granted under this Plan for service with the predecessor employer if and to the extent required by the applicable merger or purchase agreement. In addition, the Committee shall have the authority, acting by resolution, to grant Years of Service credit under this Plan for service with the predecessor employer even if such credit is not required by the applicable merger or purchase agreement.


                                   ARTICLE IV.

                          CONTRIBUTIONS AND FORFEITURES

     4.01. Employee Contributions (Elective Deferrals).

     (a) Election. Each Participant may elect to reduce his Compensation per payroll period and to have the amount of the reduction contributed to the Plan as an Elective Deferral. Elective Deferrals must be elected in one-half (1/2) percentages, and may not be less than one percent (1%) nor more than ten percent (10%) of a Participant's Compensation. Elective Deferral elections must be in writing on such forms, and will be subject to such uniform administrative rules, as the Committee establishes. Elective Deferrals will be contributed to the Trust as soon as practicable after they are withheld from a Participant's pay and will be allocated to Employee Contribution Accounts quarterly.

     (b) Elective Deferral Dollar Limit. A Participant's Elective Deferrals to the Plan, and to all other plans, contracts or arrangements subject to Code section 402(g), during any calendar year may not exceed the applicable dollar limit under section 402(g) of the Code. This dollar limit will be adjusted automatically at the same time and in the same manner as the Secretary of the Treasury's cost-of-living adjustments under Code section 415(d).

     (c) 401(k) Actual Deferral Percentage Test. The Plan will be administered so as to comply with the actual deferral percentage test and other requirements of Code section 401(k)(3) and of Treasury Regulation section 1.401(k)-1(b). In testing compliance with Code section 401(k)(3), the Committee will designate the definition of "compensation" from year to year, as permitted under applicable law.

     (d) Participant's Right to Change Elections. A Participant may amend or revoke his Elective Deferral election at such times and with such frequency as the Committee may from time to time permit.

     (e) Employer's Right to Change Elections. The Employer may amend or revoke a Participant's Elective Deferral election (i) if the election causes the Participant's contributions to exceed the limits on contributions imposed by this Section or Section 5.01, or (ii) to insure that this Plan meets the actual deferral percentage test of Code section 401(k)(3). The Employer also may uniformly amend or revoke all Participants' Elective Deferral elections if the aggregate Elective Deferrals to the Plan will exceed the amount which the Employer may deduct under Code section 404 (including carryovers) for the Employer's applicable fiscal year. If the Employer amends or revokes a Participant's Elective Deferrals for a Plan Year, any excess of Elective Deferrals already contributed for such Plan Year over the amount which the Participant is allowed for the Year will be returned to the Participant as provided in subsection (g) or (h) below.

     (f) Qualified Non-Elective Contributions. Instead of amending or revoking Elective Deferral elections as permitted by subsection (e), the Employer may assure compliance with the actual deferral percentage test of Code section 401(k)(3) by making an additional contribution for the benefit of Participants who are not Highly Compensated Employees in an amount which will cause that test to be met. The additional contribution will be added to the Employee Contribution Accounts of Participants on whose behalf it is made and will be treated under the Plan as if it were an Elective Deferral, except that it will not count against the 10% limit on Elective Deferrals imposed by Section 4.01(a). The Employer may decide to make additional contributions for some or all of the Participants who are not Highly Compensated Employees. The additional contribution may, but need not, be structured to match the Elective Deferrals of Participants who will receive the contribution. The additional contribution will be deposited to the applicable Employee Contribution Accounts no later than twelve (12) months after the end of the Plan Year for which the contribution is made, or within such other time period as may be permitted by applicable Internal Revenue Service regulations. A Participant may not elect to receive any portion of the additional contribution as current Compensation.

     (g) Distribution of Elective Deferrals in Excess of Dollar Limits.

     (1) In General.  Notwithstanding  any other  provision of the Plan,  Excess
Deferrals,   plus  income  and  minus  any  loss  allocable  thereto,  shall  be distributed no later than April 15 to any Participant to whose account Excess Deferrals were allocated for the Participant's preceding taxable year and who claims a refund of Excess Deferrals for that year. A Participant whose Elective Deferrals to this Plan, in and of themselves, exceed the dollar limit described in (b) above will be deemed to have claimed a refund of that excess, without the necessity of actually submitting a claim.

     (2) Definitions.

     (i) "Pre-Tax Deferrals" for any taxable year of a Participant means the sum of all Employer contributions made for the Participant for that year pursuant to the Participant's election to defer under any plan or arrangement described in section 401(k), section 408(k) or Code section 403(b).

     (ii) "Excess Deferrals" means the amount of Pre-Tax Deferrals for the Participant's taxable year that is includible in the Participant's gross income under Code section 402(g) by virtue of exceeding the dollar limit under Code section 402(g).

     (3) Claims. A Participant must submit his claim for Excess Deferrals to the Committee in writing no later than March 1 of the year following the taxable year to which the Excess Deferrals relate. The claim must specify the Participant's Excess Deferrals and must be accompanied by the Participant's written statement that the amounts claimed, when added to amounts deferred under other plans or arrangements described in Code sections 401(k), 408(k) or 403(b), exceed the dollar limitation under Code section 402(g) for the year in which the deferrals occurred.

     (4) Determination of Income. Excess Deferrals distributed to a Participant shall be adjusted for income or loss through the end of the Plan Year to which they relate and, if the Committee elects, shall be further adjusted for income or loss for the "gap period" from the close of the Plan Year to the date of distribution. The Committee will determine income or loss allocable to Excess Deferrals using a method which complies with regulations under Code section 402(g).

     (h) Distribution of Contributions Which Exceed 401(k) Actual Deferral Percentage Test Limits.

     (1) In General. Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed to the appropriate Highly Compensated Employees no later than the end of the Plan Year following the Plan Year in which the Excess Contributions arose.

     (2) Excess Contributions. "Excess Contributions" means, with respect to any Plan Year, the excess of (i) the aggregate amount of Elective Deferrals or other contributions taken into account in computing the actual deferral percentage of Highly Compensated Employees for Plan Year, over (ii) the maximum amount of such contributions permitted by the actual deferral percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order, beginning with the highest actual deferral percentages). For purposes of this subsection, "actual deferral percentage" has the same meaning as in Code section 401(k).

     (3) Determination of Income. Excess Contributions shall be adjusted for income or loss for the Plan Year in which they arose and, if the Committee elects, shall be further adjusted for income or loss for the "gap period" between the end of the Plan Year and the date of distribution. The Committee will determine income or loss allocable to Excess Contributions using a method which complies with regulations under Code section 401(k).

     4.02. Employer Matching Contributions.

     (a) Contributions. The Employer will make Matching Contributions semi-annually, as of each June 30 and December 31, for each Participant who is employed on the last day of the semi-annual matching period or who died, terminated due to Disability or retired during that period. The Matching Contribution for a semi-annual matching period, when added to any Forfeitures available for credit against the Matching Contribution, will equal fifty percent (50%) of the Participant's Elective Deferrals for the period, except that Elective Deferrals in excess of six percent (6%) of a Participant's Compensation for a matching period will not be matched and except that the Board of Directors, in its discretion, may increase the Matching Contribution for any semi-annual matching period. Matching contributions will be allocated to eligible Participants and former Participants as of the end of each semi-annual matching period.

     (b) 401(m)  Test.  The average  contribution  percentage  test set forth in section 401(m)(2) of the Code must be satisfied each Plan Year. The Plan will at all times be administered so as to comply with that test (including the multiple use limitations of section 401(m)(9)).

     (c)  Distribution  of  Contributions  in Excess of 401(m)  Percentage  Test
Limits.

     (1) In General. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus income and minus any loss allocable thereto, shall be distributed to the appropriate Highly Compensated Employees no later than the last day of the Plan Year following the Plan Year in which the Excess Aggregate Contributions arose.

     (2) Excess Aggregate Contributions. "Excess Aggregate Contributions" means, with respect to any Plan Year, Matching Contributions which exceed the maximum Matching Contribution permitted under the average contribution percentage test of section 401(m) of the Code (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their contribution percentages (as defined in section 401(m)(3) of the Code) beginning with the highest of such percentages). A determination of Excess Aggregate Contributions shall be made after first determining Excess Deferrals and then determining Excess Contributions.

     (3) Determination of Income. Excess Aggregate Contributions shall be adjusted for any income or loss for the Plan Year in which they arose and, if the Committee so elects, shall be further adjusted for income and loss for the "gap period" between the close of the Plan Year and the date of distribution. The Committee will determine income or loss allocable to Excess Aggregate Contributions using a method which complies with regulations under Code section 401(m).

     4.03. Employer Discretionary Contributions.


     (a) Amount. The Employer may contribute to the Trust on account of any Plan Year a discretionary amount of its annual net income (as defined below). The Board of Directors will determine the amount of any Employer discretionary contribution. A copy of the Board's resolution shall be delivered to the Trustee, and the Employees shall be notified of the contribution, no later than thirty (30) days after the end of the Plan Year. At a minimum, the Employer's discretionary contribution must at least equal the amount needed, if any, to restore Forfeitures to the Accounts of rehired Participants as provided in
Section 7.02(b), even if the Forfeitures to be restored exceed the Employer's net income. Net income means the Employer's consolidated net income for the Plan Year as determined for federal income tax purposes by its certified public accountants, before deduction of contributions under the Plan or federal or state income and excess profits taxes.

     (b) Time of Payment. The Employer must pay its discretionary contributions to the Trustee not later than the due date for filing its Federal income tax return, including extensions.

     (c) Allocation to Participant Accounts. As of the end of each Plan Year, the Employer's discretionary contribution for the Year will be allocated among the Employer Contribution Accounts of those Participants who (i) were in the employ of the Employer on the last day of the Plan Year and completed 1,000 Hours of Service during the Year or (ii) terminated employment during the Year due to retirement, Disability or death. Allocations shall be made in accordance with the following:

     (1) Excess Allocation. The Employer's discretionary contribution shall first be allocated on the basis of the ratio that each eligible Participant's Excess Compensation for the Plan Year bears to the total Excess Compensation for the Plan Year of all Participants who are eligible to share in the allocation. In no event shall an amount in excess of five and forty one-hundredths percent (5.40%) of each Participant's Excess Compensation in any Plan Year be allocated as an Excess Allocation for that year. "Excess Compensation" means the portion of a Participant's Compensation in any Plan Year which exceeds the maximum annual compensation base for Social Security purposes in effect for that Year.

     (2) Basic Allocation. Any discretionary Employer contribution which remains to be allocated after the Excess Allocation shall then be allocated as a Basic Allocation in the ratio that each eligible Participant's Compensation for the Plan

Year bears to the total Compensation for the Plan Year of all Participants who are eligible to share in the allocation.


                                   ARTICLE V.

                           LIMITS ON ANNUAL ADDITIONS

     5.01. Limits On Annual Additions.

     (a) Basic Limitations. Notwithstanding any other provision of this Plan, a Participant's total annual additions under this Plan for any Plan Year shall not exceed the lesser of (a) thirty thousand dollars ($30,000) or, if greater, one-fourth (1/4) of the defined benefit dollar limitation set forth in Code section 415(b)(1) as in effect for the Plan Year, as adjusted in Treasury Regulation section 1.415-2(b)(4)(iii), or (b) twenty-five percent (25%) of the Participant's Compensation for such Plan Year. "Annual additions" for this purpose means the sum of (i) contributions under Article IV of this Plan allocable to a Participant's Plan Account (including contributions subsequently returned in order to comply with the applicable limits of sections 402(g), 401(k) or 401(m) of the Code), and (ii) any Forfeitures allocable to the Participant's Plan Account.

     For purposes of this Section, "Compensation" refers to the Participant's earned income, wages, salaries, and fees for professional services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses) and excluding the following:

     (i) Employer contributions to a plan of deferred compensation which are not includable in the Participant's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a plan of deferred compensation;

     (ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

     (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

     (iv) Other amounts which received special tax benefits, or contributions made by a Participant (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code section 403(b) (whether or not the amounts are actually excludable from the gross income of the Participant).

     For purposes of applying the limitations of this Section, Compensation for a limitation year is the Compensation actually paid or includible in gross income during such year.

     Notwithstanding the preceding sentence, Compensation for a Participant who is permanently and totally disabled (as defined in Code section 37(e)(3)) is the compensation the Participant would have received for the limitation year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled. Imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

     (b) Combined Limitations. If a Participant participates in any other defined contribution plan sponsored by the Employer which is qualified under Code section 401(a), his or her annual additions under such plan shall be aggregated with his annual additions under this Plan, and his annual additions under this Plan shall be reduced, if necessary, so that the aggregate of such annual additions does not exceed the limitations set forth in (a) and (b), above.

     If a Participant participates or has participated in any defined benefit pension plan sponsored by the Employer which is qualified under Code section 401(a), his benefit under the defined benefit pension plan shall be reduced, if necessary, so that the sum of his "defined benefit fraction" (as defined in section 415(e)(2) of the Code) and his "defined contribution fraction" (as defined in section 415(e)(3) of the Code) does not exceed 1.0 for any Plan Year. If the sum of those fractions would exceed 1.0, even after the reduction in the Participant's benefits under the defined benefit plan(s), which shall be done first, then the contributions for the Participant under this Plan shall be reduced to the extent necessary in accordance with Section 5.02.

     (c) Transition Rule. The Committee may elect to calculate the defined contribution fraction with respect to any year ending after December 31, 1982, by using the transition rule set forth in Code section 415(e)(6).

     (d) Aggregation of Employers.  The maximum contributions allowed under this
Section 5.01 shall be further limited by reason of the existence of other qualified retirement plans maintained by any other members of a controlled group of corporations or a group of trades or businesses under common control (as described in Code sections 414(b) or (c), as modified by Code section 415(h)) to the extent such limitation is required by Code section 415. The Committee shall advise affected Participants of any additional limitation required by the preceding sentence.

     5.02. Disposition of Excess Annual Additions. If a Participant's annual additions for any Plan Year exceed the limitations described in Section 5.01, the Participant's annual additions shall be reduced to the minimum extent required. Any required reduction in a Participant's annual additions shall be achieved first, by removing any after-tax contributions from the Participant's Account next, by removing the Participant's Elective Contributions and any corresponding Matching Contributions, and finally, by removing the Employer's discretionary contribution. The Committee shall have the sole discretion to determine if any reduction in the annual additions to a Participant's Account is required. No Participant shall be entitled to any annual additions (or earnings thereon) made or allocated to the Participant in excess of the limitations of
Section 5.01 or Code section 415. If it is determined at any time that the Committee has erred in accepting and crediting salary reduction or after-tax contributions by a Participant or in allocating Employer contributions to any Participant's Plan Account for any Plan Year in violation of such limitations, then (i) the amount of any required reduction in the Participant's contributions (including earnings thereon) shall be returned to the Participant and (ii) the amount of any required reduction in the Employer's contributions (including earnings) allocable or allocated to the Participant under this Plan shall be returned to the Employer if such reduction in the Employer's contributions is attributable to a mistake of fact by the Employer or the Committee at the time the contribution was made. If the reduction in the Employer's contributions is not attributable to a mistake of fact, the amount of the reduction (including earnings) shall be held in suspense and applied against the Employer's contributions which are next due and owing to the Plan.


                                   ARTICLE VI.

                             IN-SERVICE WITHDRAWALS

     6.01. Withdrawals After Age 59-1/2. A Participant who has attained age 59-1/2 regardless of his Years of Service, may make withdrawals of all or a portion of the vested balance of his

Account.  Withdrawals will be subject to the requirements of
Section 6.03.

     6.02. Other Withdrawals.

     (a) Hardship Withdrawals

     (1) Application: Hardship Standards. The Committee, in its discretion, but in accordance with a uniform nondiscriminatory policy and applicable law, may permit a Participant who is not entitled to make withdrawals under Section 6.01 to withdraw all or a portion of the vested balance of his Account (exclusive of earnings after December 31, 1988 attributable to Elective Deferrals), if the withdrawal is necessary to alleviate the Participant's immediate and heavy financial hardship, the amount of the withdrawal does not exceed the Participant's financial need, and the amount of the withdrawal is not reasonably available from the Participant's other resources.

     (2) Hardship Categories. A distribution will be deemed to be made on account of immediate and heavy financial hardship only if the distribution is on account of (1) medical expenses described in Code section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code section 152) or necessary for these persons to obtain medical care described in Code section 213(d); (2) costs directly related to the purchase of the Participant's principal residence (excluding mortgage payments); (3) the payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, or for the Participant's spouse, children, or dependents (as defined in Code section 152);
(4) payments  necessary to prevent  eviction  from the  Participant's  principal residence or foreclosure on the mortgage of the Participant's principal residence; (5) any other event which is deemed an immediate and heavy financial hardship by the Secretary of Treasury; or (6) any federal, state or local income taxes or penalties reasonably anticipated to result from the hardship distribution.

     (3) Availability of Other Resources. A distribution generally will be treated as necessary to satisfy the Participant's immediate financial need if the Employer relies upon the Participant's written representation, unless the Employer has actual knowledge to the contrary, that the need cannot reasonably be relieved, (1) through reimbursement or compensation by insurance or otherwise, (2) by liquidation of the Participant's assets, (3) by cessation of Elective Deferrals, (4) by other distributions or non-taxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or (5) by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need. In determining the amount necessary to satisfy a Participant's immediate financial need, any amounts needed to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution may be taken into account. A need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need. The Participant's resources shall be deemed to include those assets of the spouse and minor children that are reasonably available to the Participant, but property held under the Uniform Gifts to Minors Act will not be treated as a resource of the Participant.

     (4) Evidence of Hardship. A Participant making an application under this subsection (a) shall have the burden of presenting to the Committee evidence of his hardship, such as medical bills, evidence of enrollment in an educational institution, or appropriate documentation of a transaction, and the Committee shall not permit withdrawal under this Section without first receiving such evidence.

     (b) Withdrawals From Matching Contribution Account. A Participant with at least five (5) Years of Service may withdraw all or a portion of his vested interest in his Employer Contribution Account. A Participant with fewer than five (5) Years of Service may withdraw any portion of his vested interest in his Employer Contribution Account, provided such amounts have been credited to his Employer Contribution Account for a period of at least two (2) years.

     6.03. Rules Governing Withdrawals. Withdrawals under this Sections 6.01 and
6.02 will be subject to the following requirements:

     (1) Requests for withdrawal must be made on forms provided by the Committee. The Committee will process requests for withdrawals as soon as practicable after receipt and may defer distribution until a Valuation Date if, in its discretion, the Committee considers it appropriate to do so.

     (2) Withdrawals must be for a minimum of Five Hundred Dollars ($500.00) or, if less, the maximum withdrawable amount in the Participant's Account.

     (3) In determining the amount which a Participant may withdraw, outstanding loans will not be counted as part of the Participant's Account.

     (4) Withdrawals shall be subject to federal income tax withholding as prescribed by section 3405 of the Internal Revenue Code and regulations thereunder.

     6.04. In-Service Withdrawals by Insiders. Notwithstanding any other Plan provision to the contrary, an Insider may not elect to withdraw that portion of his vested Plan Account that is invested in Employer Securities prior to his or her termination of employment with the Employer unless the election is made in the period during which the Insider is permitted to make an investment election involving Employer Securities under Section 8.01(e).


                                  ARTICLE VII.

                                    BENEFITS

     7.01. Termination of Employment. A Participant's vested Account will become payable when the Participant terminates employment. Vesting will be determined under Section 7.02. The timing and form of payment will be determined under Sections 7.03, 7.04 and 7.05.

     7.02. Vesting.

     (a) Vested Percentage. A Participant's Employee Contribution Account will always be 100% vested. A Participant's Employer Contribution Account will also be 100% vested if the Participant terminates employment due to Disability, death or after attaining age 65. If a Participant's employment terminates for any other reason, his Employer Contribution Account will be vested in accordance with the following schedule:

 Years of Service               Vested Percentage

Less than 2 years                      0%
     2 years                          50%
    3 or more                        100%

                  (b) Disposition of Forfeitures. If a Participant terminates employment when his Account is not 100% vested, the Participant will forfeit the unvested portion as of the earlier of (i) the date the Participant incurs a fifth (5th) consecutive Break in Service, or (ii) the date the Participant receives a distribution of the entire vested portion of his Account. Any
Forfeiture occurring when a Participant receives a distribution of his vested Account will be restored if the Participant is reemployed and repays the amount distributed before the fifth anniversary of the Participant's reemployment, or, if earlier, the date when the Participant incurs a fifth (5th) consecutive Break in Service. When a Forfeiture occurs, the amount of the Forfeiture will be applied against Employer Matching Contributions and restored Forfeitures in the order in which they arise. Forfeitures will be restored from unapplied Forfeitures and, if necessary, through the Employer contribution under Section 4.03.

     7.03. Commencement of Benefits.

     (a) In General. Distribution of a Participant's vested Account will be made or begin within 60 days after the March 31, June 30, September 30 or December 31 following termination of employment or other entitlement to payment. A Participant whose vested Account exceeds $3,500 may elect to defer distribution until a later date, but distribution must begin, at the latest, by the date specified in Section 7.06.

     (b) Accelerated Distribution. If a Participant dies or terminates employment after attaining age 65 or incurring a Disability, the Participant (or Beneficiary in the case of death), may elect to receive an immediate distribution of up to 80% of the Participant's Account (valued as of the Valuation Date preceding termination of employment or as of such other date as the Committee, in its discretion, may select). The remaining balance of the Participant's Account will be payable as provided in subparagraph (a). A married Participant may not make the election described in this subparagraph (b) unless his spouse consents as provided in Section 7.04.

     7.04. Standard Form of Benefit Payment (Qualified Joint and Survivor Annuity).

     (a) Effect of Section. This Section has priority over any conflicting Plan provision.

     (b) Joint and 50% Survivor Spouse Annuity.

     (i) The benefit of a vested Participant will be paid in the form of a Joint and 50% Survivor Spouse Annuity unless the Participant makes a qualified election (as defined below) of a different form of benefit within the ninety
(90) day period ending on the Annuity Starting Date.

     (ii) Notwithstanding the foregoing, if the value of a Participant's vested Account is three thousand five hundred dollars ($3,500) or less at termination of employment, the Employer shall, at any time before the Annuity Starting Date (or, at any time thereafter if the Employer obtains the written consent, given within ninety (90) days prior to the proposed lump sum payment, of the Participant and the Participant's spouse, or the survivor of them), direct the Trustee to pay to the Participant or to the Participant's spouse, as applicable, in lieu of the Joint and 50% Survivor Spouse Annuity, a lump sum equal to the present value of such benefit as of the date of payment. Any such lump sum payment will fully discharge the Plan's obligations to the Participant and the Participant's spouse with respect to the Joint and 50% Survivor Spouse Annuity. For purposes of the foregoing, present value shall be determined pursuant to section 417(e) of the Code and the regulations thereunder.

     (c) Qualified Preretirement Survivor Annuity.

     (i) The following rules will apply if a vested, married Participant dies before payment of his or her benefits begins. If the Participant had not made a qualified election (as defined below) waiving the Qualified Preretirement Survivor Annuity, the Participant's vested Account will be paid in the form of a life annuity to the Participant's surviving spouse. If the Participant had made a qualified election, the Participant's vested Account will be payable to his or her designated beneficiary.

     (ii) For purposes of subsection (c)(i), a surviving spouse will begin to receive payments as soon as practicable after the Participant's death unless the surviving spouse elects to have payments begin at a later date.

     (iii) Notwithstanding the foregoing, if the value of the Participant Account is three thousand five hundred dollars ($3,500) or less, the Employer shall, at any time before the Annuity Starting Date (or at any time thereafter, if the Employer obtains the surviving spouse's written consent, given within ninety (90) days prior to the proposed lump sum payment), direct the Trustee to pay to the spouse the Participant's Account as a lump sum, in lieu of the Qualified Preretirement Survivor Annuity. Any such lump sum payment will fully discharge the Plan's obligations to the spouse with respect to the benefit described above.

     (d) Definitions.

     (i) Annuity Starting Date. The first day of the first period for which an amount is paid as an annuity or, in the case of a benefit not paid in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

     (ii) Earliest Retirement Age. The earliest date on which the Participant could elect to receive a distribution under the Plan.

     (iii) Joint and 50% Survivor Spouse Annuity. A reduced retirement allowance commencing at age 65, or, with the consent of the Participant, commencing at the earliest retirement age, of actuarially equivalent value payable during the retired Participant's life, with the provision that, after the Participant's death, a monthly benefit equal to one-half (1/2) of the monthly benefit payable during the Participant's life will be continued during the life of and paid to the Participant's surviving spouse, with payments ceasing with the retired Participant's death if the Participant's spouse does not survive the Participant. A Joint and 50% Survivor Spouse Annuity for a single Participant is a monthly benefit payable to the Participant during his or her life with payments ceasing upon the Participant's death.

     (iv) Qualified Election. A Participant's written waiver of the Joint and 50% Survivor Spouse Annuity and election to receive benefits in one of the optional forms permitted under Section 7.05, or the written waiver of a Qualified Preretirement Survivor Annuity and the election of a non-spouse beneficiary or the election of an optional death benefit form available hereunder. A Participant's spouse must consent in writing to the waiver (including consent to the beneficiary or beneficiaries who will receive benefits payable on the death of the Participant), and the spouse's consent must be notarized. The spouse's consent must acknowledge the effect of the waiver, election and consent. It may be limited to consent to the specific form of benefit elected and to the payment of the benefit to the specific Beneficiary designated in the election. It may also be a general consent which is not limited to any specific form of benefit or specific beneficiary, but only if the consent (i) expressly permits the Participant to make subsequent elections with respect to forms of benefits and/or subsequent designations of Beneficiaries without further consent of the spouse and (ii) acknowledges and expressly relinquishes the right to limit the consent to an election of a specific benefit and a designation of a specific Beneficiary. If a Participant establishes to the satisfaction of the Committee that the Participant is not married, that the Participant's spouse's written consent cannot be obtained because the spouse cannot be located, that the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, or that such other circumstances exist as are specified under applicable Internal Revenue Service regulations, a waiver by the Participant alone will be a qualified election (unless a qualified domestic relations order as described in section 414(p) of the Code provides otherwise). Any consent necessary under this provision will be valid only with respect to the spouse who signs the consent. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if the guardian is the Participant, may give consent. A Participant may revoke a previous waiver without the consent of his or her spouse at any time before benefits begin. A spouse may not revoke his or her written consent. A qualified election must be made during the qualified election period as defined below.

     (v) Qualified Election Period. For a Joint and 50% Survivor Spouse Annuity, the period which begins on the date the Participant receives the notice required below and ends on the Annuity Starting Date (such election period shall be no more than ninety (90) days and no less than thirty (30) days). For a Qualified Preretirement Survivor Annuity, the period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant's death. If a Participant separates from service before the first day of the Plan Year in which the Participant attains age thirty-five
(35), the qualified election period with respect to the Participant's interest in the Plan as of the date of separation shall begin on the date of separation. Notwithstanding the preceding, a Participant may waive the Qualified Preretirement Survivor Annuity before the earlier of attainment of age thirty-five (35) or separation from service, but only if the notice requirement is met before such waiver and the waiver becomes invalid on the first day of the Plan Year in which the Participant attains age thirty-five (35).

     (vi) Spouse (surviving spouse): The spouse or surviving spouse of a Participant, provided that the Participant and the Participant's spouse are married to each other on the earlier of the Annuity Starting Date or the date of the Participant's death, and further provided that a former spouse will be treated as a spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in section 414(p) of the Code.

     (e) Notice Requirements.

     (i) In the case of a Joint and 50% Survivor Spouse  Annuity,  within ninety
(90) days but not less than thirty (30) days prior to the Annuity Starting Date, the Committee will provide to each Participant who will receive a Joint and 50% Survivor Spouse Annuity a written explanation of: (i) the terms and conditions of a Joint and 50% Survivor Spouse Annuity; (ii) the Participant's right to waive the Joint and 50% Survivor Spouse Annuity form of benefit and the effect of such a waiver; (iii) the rights of a Participant's spouse under this Section; and (iv) the Participant's right to revoke a previous waiver of the Joint and 50% Survivor Spouse Annuity and the effect of revoking such a waiver. A

Participant also must be furnished a general description of the eligibility conditions and sufficient additional information to explain the relative values of the optional forms of benefit available under the Plan (e.g., the extent to which optional forms are subsidized relative to the normal form of benefit or the interest rates used to calculate the optional forms).

     (ii) In the case of a Qualified Preretirement Survivor Annuity, the Committee will provide to each Participant, within the period beginning on the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year in which the Participant attains age thirty-four (34), a written explanation of the Qualified Preretirement Survivor Annuity which is comparable to the explanation required by (i) above regarding Joint and 50% Survivor Spouse Annuities. If an individual becomes a Participant after attaining age thirty-four (34), the Committee will provide the notice no later than the end of the one (1) year period beginning with the first day of the first Plan Year for which the individual is a Participant. If a Participant separates from service before attaining age thirty-five (35), the Committee will provide the notice within one (1) year after the separation from service.

     (iii) In the case of any distribution (other than an automatic cash-out of three thousand five hundred dollars ($3,500) or less) which is to begin before age 65, the Committee shall notify the Participant of the Participant's right to defer the commencement of the distribution until age 65.

     7.05. Optional Methods of Payment.

     (a) Available Options. Subject to the requirements of Section 7.04 above, benefits may be paid in one or more of the following optional methods as elected by the Participant [(or, in the case of a deceased Participant, as designated by the Participant (with his spouse's consent, if applicable) or as elected by his personal representative or Beneficiary)]:

     (1) Lump Sum Option. The Participant's Account will be paid in a single lump sum.

     (2) Periodic Installment Payments. The Participant's Account will be paid in periodic payments of substantially equal amounts for a specified number of years not in excess of the life expectancy of the Participant, or the life expectancy of the Participant and his spouse, if any, at the date the first installment payment is made, in which event the unpaid balance at the end of each year shall continue to receive allocations of income and loss. In the event of any termination of service of a Participant who has not yet reached age 65, the Participant may elect payment of larger amounts prior to the attainment of age 65 and smaller amounts thereafter. Periodic payments shall be made not more frequently than monthly.

     (3) Periodic Installment Payments Based on Current Annuity Contract Purchase Rates. The Participant's Account will be distributed to him in equal monthly, quarterly, semi-annual, or annual installments commencing at the later of age 65 or his actual retirement and continuing for his life. The amount of such installment payments shall be determined by the Participant, but in all cases the annual amount of such payments to the Participant shall be more than one-half (1/2) of the annual pension or annuity payments which could be obtained for the Participant if, as of the later of the Participant's attainment of age 65 or the date of his actual retirement, his entire vested Account was used by the Trustee to purchase at that date a single premium nontransferable annuity contract from an insurer, at the insurer's current premium rates, and if such contract provided for equal periodic payments on a monthly basis to the Participant, such payments commencing on that date and continuing until his death. The Committee shall determine, with the consent of the Participant, which insurer's premium rates shall be applied in computing the minimum installment payments permitted under this paragraph. Upon the Participant's death, the entire undistributed portion of the Participant's interest shall be paid to the Participant's Beneficiary in a lump sum or over a period of time.

     (4) Annuity Options. The Participant's Account will be paid to him by the purchase of a single premium, nontransferable annuity contract from an insurer which he or she shall obtain. The Participant or Beneficiary may authorize the Employer to act as his agent in obtaining such a contract, but such contract shall be for such term and in such form as the Participant or Beneficiary shall determine. If, under the annuity contract, payments continue after the Participant's death, the provisions of this Section and of Section 7.09 shall apply. The Committee, at the discretion of the Participant or Beneficiary, shall direct the Trustee to surrender any such annuity contracts which it holds to the person or persons entitled to receive payments therefrom.

     (5) Other Optional Methods. In addition to the foregoing, the Participant or Beneficiary may request any other method of payment which is permitted under ERISA and the Internal Revenue Code.

     (b) Payments During Participant's Life. If an installment method is elected, more than 50% of the entire projected distribution of benefits must be payable to the

Participant during his life. In no event can a Participant or Beneficiary elect an interest-only option.

     (c) Changes In Method of Payment. The Committee shall have the right, with the consent of the Participant or his Beneficiary, to direct the Trustee at any time and from time to time to change or modify the method or methods of distribution previously determined.

     7.06. Required Beginning Date. Payment of benefits must begin by April 1 of the calendar year following the calendar year in which a Participant attains age 70-1/2, except that a Participant who attains age 70-1/2 before January 1, 1988 and is not a 5% owner within the meaning of section 416(i) of the Code, may postpone distribution of benefits until his termination of employment. Payment of benefits must be made over the life of the Participant or lives of the Participant and the Participant's spouse or over a period not exceeding the life expectancy of the Participant or the life expectancy of the Participant or the Participant's spouse. If a Participant dies before his entire interest has been distributed, the remaining portion of his interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death.

     7.07. In-Kind Distributions Permitted. Any payments or distributions under this Plan will be paid in cash, except that a Participant or Beneficiary may elect to have any Employer Securities held in his Account distributed in kind.

     7.08. Designation of Beneficiary.

     (a) Subject to the requirements of Section 7.05 for married Participants, each Participant may from time to time designate a Beneficiary or Beneficiaries (who may be designated contingently or successively) to receive any Plan benefits remaining at his death. Each Beneficiary designation must be in form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. If a Participant fails to designate a Beneficiary in the manner provided above, [or if the Beneficiary designated by a deceased Participant dies before him or before complete distribution of the Participant's benefits,] the Participant's benefits shall be paid in accordance with the following order of priority:

     (i) to the Participant's surviving spouse, or if there be none surviving,

     (ii) to the Participant's children in equal parts, or if there be none surviving,

     (iii) to the Participant's father and mother, in equal parts, or if there be none surviving,

     (iv) to the Participant's estate.

     (b) Amounts payable to a Beneficiary, must be paid over the Beneficiary's life or over a period not extending beyond the Beneficiary's life expectancy. If the Beneficiary is not the Participant's spouse, distribution must begin on or before December 31 of the year after the year in which the Participant died. If the Beneficiary is the Participant's spouse, the first distribution can be deferred to December 31 of the year in which the Participant would have reached age 70-1/2.


                                  ARTICLE VIII.

                        PARTICIPANT DIRECTED INVESTMENTS

     8.01. Participant Directed Investments.

     (a) Election of Investment Funds - Each Participant shall be permitted to select the investments in which his Account shall be invested in increments of twenty-five percent (25%) in one or more of the following investment options designated by the Committee:

     (1) a fund providing a stated periodic rate of return;

     (2) an equity fund;

     (3) a bond fund;

     (4) such other investment fund or funds as the Committee shall, in its sole discretion, designate; and

     (5) Employer Securities. A Participant shall have voting rights in Employer Securities held by his Account and shall have the right to tender such stock or securities in such corporate situations that may require such action. If the Participant, however, does not give specific instructions to tender his stock or securities, the Trustee has no power to compel such shares to be tendered in a corporate situation involving a tender offer.

Amounts credited to a Participant's Account will be invested as soon as reasonably practicable after they are received by the Trustee. In the interim, such amounts may be invested in a money market or other interest bearing vehicle.

     (b) Participant Accounts. Each Participant's Account will reflect the investment fund or funds selected by him so that net gain or net loss from each such fund shall inure directly to the Account.

     (c) Absence Of Participant Election. If a Participant fails to make an investment election, the Committee will direct the Trustee to invest the Participant's Account in such investment fund or funds as the Committee determines in its sole discretion.

     (d) Investment Election by Former Participants. Former Participants and Beneficiaries will have the same rights as Participants to direct the investment of their Accounts.

     (e) Election by Insiders. Notwithstanding the aforegoing, a Participant who is an Insider may direct the Trustee to invest the assets of his or her Plan Account in Employer Securities or to liquidate the assets of his or her Plan Accounts which are invested in Employer Securities only once every six months and only during the period beginning on the third business day following the date of release or publication of quarterly or annual summary statements of sales and earnings of Loyola Capital Corporation (in a manner prescribed under rules promulgated by the Securities Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934) and ending on the twelfth business day following such date.

     (f) Common Trust Funds. The Trust may be invested in common trust funds (i.e. collective or commingled trust funds) maintained by a bank or trust company; including any bank or trust company which may act as Trustee, and the commingling of the assets of the Trust with assets of other eligible, participating trusts through such a medium is hereby specifically authorized. Any assets of the Trust which may be so invested in common trust funds shall be subject to all the provisions of the applicable declaration of trust, as amended from time to time, which declaration, if required by its terms or by applicable regulations under the Internal Revenue Code or ERISA, is hereby adopted as part of the Plan, to the extent of the participation in such common trust funds by the Trust.

                                   ARTICLE IX.

                                      LOANS

     9.01. Loan Administration. A party in interest (as defined in ERISA section 3(14)) who is a Participant or former Participant, or who is a Beneficiary who has become entitled to receive a benefit under the Plan, may apply to the Committee for a loan from his Account. The Committee will review the loan application and will approve or deny the application in writing, in accordance with this Article. Any loan will be made from the assets of, and will be charged against, the borrower's Account, and shall be charged against the investments in that Account under such uniform rules as the Committee shall establish.

     9.02. Number of Loans. A borrower may not have more than one loan outstanding at any one time, except that a borrower may have two loans outstanding if one of the loans is for the purpose of purchasing the borrower's primary residence.

     9.03. Amount, Availability. The minimum amount which a borrower may borrow at any one time, exclusive of interest, is one thousand dollars ($1,000). The maximum amount which a borrower may borrow from the Plan, when added to the outstanding balance of all other loans from the Plan and from any other qualified plans maintained by the Employer and any entity required to be aggregated with the Employer pursuant to Code section 72(p), exclusive of interest, may not exceed the lesser of: (i) fifty thousand dollars ($50,000), reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the borrower during the one (1) year period ending on the day before the date on which such loan was made, over the outstanding balance of loans from the Plan to the borrower on the date on which such loan was made; or (ii) fifty percent (50%) of the borrower's vested Account, determined as of the origination date of the loan. In applying the limits of the preceding sentence, a borrower's vested interest in the Plan will be determined in accordance with Code section 72(p)(2)(A). In no event will a loan be made which, at the time of the loan, would be taxed under Code section 72(p) as a distribution from the Plan.

     9.04. Non-Discrimination. The Committee will not discriminate in favor of Highly Compensated Employees as to the general availability of loans, as to the terms of repayment, or as to the amount of such loans in proportion to the vested portion of the borrower's Account. Notwithstanding anything in this Plan to the contrary, all loans must comply with the requirements of section 408(b)(1) of ERISA.

     9.05. Loan Approval. The Committee shall approve or deny loan applications based on the same factors which commercial lenders in the business of making similar types of loans legally recognize for purposes of loan availability. The Committee may examine such factors as creditworthiness, financial need, adequacy of security and risk of loss to the Plan in the event of default. Based on these factors, Participants, former Participants and Beneficiaries may be offered loans on different terms and conditions due to valid economic differences. The Committee may from time to time set appropriate processing and loan administration fees.

     9.06. Interest Rate. Each loan shall bear a reasonable rate of interest, to be established by the Committee. A reasonable rate of interest means an interest rate which is at least the rate of interest currently being charged by commercial lenders in the area for the use of money which they lend under similar circumstances (including creditworthiness of the borrower and the security given for the loan). The Committee shall not discriminate among borrowers in the matter of interest, but loans may bear different interest rates if, in the Committee's opinion, the difference is justified by different terms for repayment, the security of the collateral, or changes in economic conditions. No loans will be granted during any period in which the reasonable commercial interest rate for money loaned under similar circumstances exceeds the maximum legal rate that may be charged to individuals for loans of this nature under applicable usury laws.

     9.07. Collateral. Each loan, to the extent of the amount of the indebtedness, including interest, shall be secured by the assignment of up to fifty percent (50%) of the borrower's vested Account, determined as of the origination date of the loan, and shall be supported by the borrower's collateral promissory note for the payment of the indebtedness, including interest, payable to the order of the Trustee. Subject to applicable provisions of law, each loan shall be further supported by the Participant's execution of an agreement, in a form specified by the Committee, to repay the loan by payroll deduction over a term and in a manner specified by the Committee. The assignment of any part of the borrower's Account provided for above shall be void for any period of time during which the loan fails to comply with Code section 4975(d)(1) and section 408(b)(1) of ERISA.

     9.08. Repayment.

     (a) Amortization over Term. Except as provided in regulations or other formal guidance issued by the Secretary of the Treasury or by the Department of Labor, and subject to any limitations which may apply in the case of a borrower who is not an active Employee, loans shall be repaid by payroll deductions. Each loan shall be repaid in such manner and over such period as will constitute level amortization over the term of the loan (with payments not less frequently than quarterly), and the term of the loan shall not exceed such period (not to exceed five years, or such longer period as may be allowed without causing the loan to be taxed under Code section 72(p) as a distribution from the Plan) as the Committee shall determine. A borrower's payments of principal and interest on a loan shall be credited to the borrower's Account.

     (b) Default. The events of default shall be listed specifically in the borrower's loan agreement. The provisions of a borrower's loan agreement are deemed part of the Plan with respect to that borrower for purposes of complying with Department of Labor Regulation section 2550.408b-1(d)(2). If a borrower defaults in the repayment of the loan, the borrower's Account under this Plan shall be charged with the full unpaid balance of the loan, including any accrued but unpaid interest, as of the earliest date on which the borrower may elect to receive a distribution of a portion or all of his or her Account. If the entire balance of the borrower's Account is insufficient to repay the remaining balance of the loan, including interest, the borrower shall be liable for and continue to make payments on any balance still due. Any costs incurred by the Trustee or Committee in collecting amounts due, including attorney's fees, shall be added to the principal balance of the loan and treated accordingly.

     9.09. Participant and Spousal Consent. A Participant must consent, in writing, to the fact that, if a loan default occurs, the Participant's Account may be reduced as provided in Section 9.08. In addition, the Participant's spouse must consent, in the same manner and to the same extent as required in
Section 7.04, to the assignment of the Participant's Account as security and to the reduction of the Participant's Account if the Participant defaults under the loan. The consent of the Participant and his or her spouse, if any, must be made within the ninety (90) day period before the making of the loan. For purposes of this Section, any renegotiation, extension, renewal or other revision of a loan shall be treated as a new loan requiring a new consent.

     9.10. Distributions Prohibited. No distribution (other than a hardship distribution of that portion of the Participant's vested Account which is not used as collateral for a loan) under the Plan shall be from an Account unless all unpaid loans from that Account, including accrued interest, have been repaid or otherwise discharged.

     9.11. No Alienation. A loan shall not be treated as an assignment or alienation of the borrower's Account even though the loan will be secured by a portion of the Account. All loans made to Participants and beneficiaries shall be exempt from the tax imposed on prohibited transactions under Code section 4975(d)(1).

     9.12. Disclosure. Every borrower must receive from the Committee a statement which describes the loan application procedure, the events constituting default and the steps which will be taken by the Plan in the event of default, and a clear statement of the charges involved in each loan transaction. The statement of charges shall include the dollar amount of the loan and the annual interest rate.


                                   ARTICLE X.

                                   FIDUCIARIES

     10.01. Allocation of Responsibility Among Fiduciaries. Loyola Capital, the Committee and the Trustee shall be Named Fiduciaries of the Plan. Each Fiduciary shall have only those powers, duties, and responsibilities, as are specifically given to it under this Plan. In general, Loyola Capital shall have the sole authority to appoint and remove the members of the Committee, and terminate the Plan. The Committee shall have the sole responsibility for the administration of the Plan. Loyola Capital and the Committee each may adopt amendments to the Plan as described in Section 12.01. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust (subject, however to Participant direction under Article VIII), all as specifically provided herein and in the Trust Agreement. Each Fiduciary may rely upon any direction, information, or action of another Fiduciary as being proper under this Plan and is not required to inquire into the propriety of any such direction, information or action. Each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

     10.02. Discharge of Duties. Fiduciaries shall discharge their duties solely in the interest of the Participants and their Beneficiaries, and in accordance with the applicable provisions of ERISA.

     10.03. Indemnification of Committee Members and Other Officers and Employees. The Employer shall indemnify and save harmless each member of the Committee and each officer or employee of the Employer who is a fiduciary under the Plan from, against, for, and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, costs, and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim, or proceedings suffered, sustained, incurred, or required to be paid by such fiduciary, except that indemnification shall not extend to matters resulting from the fiduciary's gross negligence, willful misconduct, or lack of good faith. Nothing herein shall prevent the Employer or any fiduciary from purchasing insurance protection against claims arising from alleged breach of fiduciary responsibility.

     10.04. Appointment of Committee. The Plan shall be administered by a Profit Plus Committee consisting of at least three (3) persons who shall be appointed by and serve at the pleasure of the Board of Directors. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Employer, and any expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee.

     10.05. Committee Powers and Duties. The Committee shall have such duties and powers as may be necessary properly to administer the Plan, including, but not limited to, the following duties and responsibilities:

     (a) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner, and time of payment of any benefits hereunder;

     (b) To prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

     (c) To prepare and distribute information explaining the Plan;

     (d) To obtain from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

     (e) To furnish the Employer, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;

     (f) To receive, review, and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements of the Trust Fund from the Trustee;
and

     (g) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

     (h) To designate investment options available to Participants under Section 8.01.

     (i) To appoint and remove the Trustee.

     (j) To issue directions to the Trustee concerning all benefits which are payable from the Trust Fund.

     (k) To determine and communicate to the Trustee in writing the Plan's funding policy.

     Except as provided in Section 12.01, the Committee shall have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. In carrying out its duties and responsibilities, the Committee shall have discretionary authority to exercise all powers and to make all determinations, consistent with the terms of the Plan, in all matters entrusted to it, and the Committee's determinations shall be given deference and shall be final and binding on all interested parties.

     10.06. Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

     10.07. Committee Procedures. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary who may or may not be a Committee member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer or the Trustee. All decisions of the Committee shall be made by the vote of the majority, including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other

Committee members, shall not be responsible for any such action or failure to act.

     10.08. Applications and Forms for Benefits. The Committee may require a Participant to complete and file with the Committee an application for a benefit and all other forms which may be approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished it, including the Participant's current mailing address.

     10.09. Facility of Payment. Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

     10.10. Claims Procedure.

     (a) If a Participant or his Beneficiary is denied any benefits under this Plan, the Committee shall advise the Participant or his Beneficiary in writing of the amount of his benefit, if any, and the specific reasons for the denial. The Committee shall also furnish the claimant at that time with a written notice containing:

     (1) A specific reference to pertinent Plan provisions.

     (2) A description of any additional material or information necessary for the Participant to perfect his claim, if possible, and an explanation of why such material or information is needed.

     (3) An explanation of the Plan's claim review procedure.

     (b) Within sixty (60) days of receipt of the information stated in (a) above, the claimant shall, if he desires further review, file a written request for reconsideration with the Committee.

     (c) So long as the claimant's request for review is pending (including the sixty (60) day period in (b) above), the claimant or his duly authorized representative may review pertinent Plan or Trust documents and may submit issues and comments in writing to the Committee.

     (d) Within thirty (30) days after receipt of a claimant's request for reconsideration, if the Committee has not theretofore resolved any dispute to the satisfaction of the claimant, the Committee shall review all pertinent documents.

     (e) A final and binding decision shall be made by the Committee within sixty (60) days of the filing by the claimant of his request for reconsideration, provided, however, that if the Committee, in its discretion, feels that a hearing with the claimant or his representative present is necessary or desirable, this period shall be extended an additional sixty (60) days.

     (f) The Committee's decision shall be conveyed to the claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based.


                                   ARTICLE XI.

                       PROVISIONS RELATING TO THE TRUSTEE

     11.01. Trust Fund. All contributions under the Plan shall be paid to the Trustee and deposited in the Trust Fund. All assets of the Trust Fund, including investment income, shall be retained for the exclusive benefit of Participants, former Participants, and Beneficiaries, and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer, and, except as specifically permitted by the Plan or the Trust Agreement, shall not revert to nor inure to the benefit of the Employer. The Trustee shall hold the Trust Fund subject to, and in accordance with, this Plan and the Trust Agreement.

                                  ARTICLE XII.

                                    AMENDMENT

     12.01. Right to Amend. Loyola Capital reserves the right to amend this Plan. Amendments may be adopted retroactively if deemed necessary or appropriate, to the extent permissible under law, to conform with governmental regulations or other policies. No amendment shall make it possible for any part of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants. No amendment may change the vesting schedule, directly or indirectly, with respect to the future accrual of benefits for any Participant unless the new vesting schedule is at least as favorable as the old in every respect or, if it is not, each Participant with three (3) or more Years of Service is permitted to elect to have the vesting schedule which was in effect before the amendment used to determine his vested benefit. Plan amendments must be adopted by the Board of Directors or by any person or persons duly authorized by resolution of the Board. Plan amendments which do not increase the Employer's costs or materially affect Plan benefits may also be adopted by the Committee.


                                  ARTICLE XIII.

                                PLAN TERMINATION

     13.01. Right to Terminate. Loyola Capital, by action of the Board of Directors, may terminate the Plan at any time,

     13.02. Accelerated Vesting. Upon termination of the Plan, or upon a partial termination of the Plan as determined by the Committee in accordance with applicable regulations of the Internal Revenue Service, the Accounts of all Participants affected thereby shall become fully vested.

     13.03. Manner of Distribution. Upon a termination of the Plan, the Committee shall direct the Trustee to distribute the assets remaining in the Trust, after payment of any expenses properly chargeable thereto, to
Participants, former Participants, and Beneficiaries in proportion to their respective Accounts. To the extent no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, in securities, or other assets in kind, or in nontransferable annuity contracts, as the Committee, in its discretion, may determine. All noncash distributions shall be valued at fair market value at date of distribution. In lieu of distributing the Trust Fund, the Committee may direct the Trustee to continue to hold the assets of the Trust subject to, and pending distribution in accordance with, the terms of the Plan.

                                  ARTICLE XIV.

                             PARTICIPATING EMPLOYERS

     14.01. Adoption of Plan by Participating Employers. Each affiliate of Loyola Capital shall automatically participate in this Plan, and shall be known as a Participating Employer, unless the Committee adopts a resolution specifically excluding the affiliate from participation. An entity will be considered an "affiliate" of Loyola Capital if the entity is a corporation and if it is sixty percent (60%) or more owned, directly or indirectly, by Loyola Capital. A corporation which is not an affiliate of Loyola Capital may not participate in this Plan.

     14.02. Effect of Participating Employer's Adoption. The following rules apply to Participating Employers:

     (a) Each Participating Employer shall be required to use the same Trustee as provided in this Plan.

     (b) Contributions by a Participating Employer, shall be paid to and held by the Trustee for the exclusive benefit of the Employees of that Participating Employer and their Beneficiaries, subject to all the terms and conditions of this Plan. The Committee shall keep separate books and records concerning the affairs of each Participating Employer and as to the accounts and credits of the Employees of each Participating Employer. The Trustee need not earmark the assets attributable to each Participating Employer and may commingle them with assets attributable to other Employers.

     (c) As of the effective date of a Participating Employer's participation in the Plan, the term "service" or "employment" will refer equally to service with any Participating Employer.

     (d) The transfer of any Participant from one Participating Employer to another shall not be considered a termination of employment or otherwise affect the Participant's rights under the Plan.

     (e) Forfeitures shall be applied against Employer Contributions in the aggregate, without distinction among Participating Employers.

     (f) Any expenses of the Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such

Employer bears to the total standing to the credit of all Participants.

     (g) Loyola Capital and the Committee shall have exclusive administrative authority over the Plan and Trust, although responsibility for those internal matters peculiar to a Participating Employer may be delegated to that Employer. Loyola Capital and the Committee shall have sole and exclusive power to amend or terminate the Plan.

     14.03. Withdrawal by Participating Employers. A Participating Employer may withdraw from the Plan by action of its own board of directors. A withdrawing Employer must give at least 90 days' prior written notice of its intention to terminate or withdraw to the Committee and the Trustee unless the Committee and the Trustee agree to shorter notice. When a Participating Employer withdraws, the Trustee shall transfer the share of the Trust allocable to the Participating Employer's Participants to a successor trust upon receipt of evidence satisfactory  to the Committee  that the successor  trust  qualifies  under Code section 401(a). If no successor is designated, the share will be disposed of as provided in the termination provisions of Article XIII. Notwithstanding the above provisions, a Participating Employer shall be deemed to have withdrawn from the Plan at such time as the Participating Employer ceases to be an affiliate within the meaning of Section 14.01.

     14.04. Rules and Regulations. The Committee shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to implement this Article.

     14.05. Provisions Concerning Merger of Loyola Federal Savings and Loan Association Profit Plus Plan. On the Effective Date, the Loyola Federal Savings and Loan Association Profit Plus Plan was merged with and into this Plan, and Loyola Federal Savings Bank adopted this Plan and became a Participating Employer. The terms and conditions of that merger were confirmed and set forth in a Plan Merger and Adoption Agreement between Loyola Capital Corporation and Loyola Federal Savings Bank. A copy of the Plan Merger and Adoption Agreement is attached to this Plan as Exhibit 14.05, and the terms of that Agreement are incorporated into and shall form a part of this Plan.

                                   ARTICLE XV.

                                  MISCELLANEOUS

     15.01. Nonguarantee of Employment. This Plan shall not be construed as a contract of employment between the Employer and any Employee. It does not confer upon any Employee any right to be continued in the employment of the Employer, nor does it limit the right of the Employer to discharge any of its Employees, with or without cause.

     15.02. Rights to Trust Assets. No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee out of the assets of the Trust. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust and none of the Plan's fiduciaries or Employers shall be liable therefor in any manner.

     15.03.   Discontinuance   of  Employer   Contributions.   If  the  Employer
permanently discontinues contributions to the Plan, the accounts of all Participants shall become nonforfeitable as of the date of discontinuance.

     15.04. Erroneous Contribution. Notwithstanding anything herein to the contrary, the Trustee shall return to the Employer, upon the Employer's request, a contribution which was made under a mistake of fact, or conditioned upon qualification of the Plan or any amendment thereof or upon the deductibility of the contribution under section 404 of the Internal Revenue Code. The contribution may only be returned if it is within one year after the payment of the contribution, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable. Any portion of a contribution returned pursuant to this Section 15.04 shall be adjusted to reflect its proportionate share of the losses of the Fund, but shall not be adjusted to reflect any earnings or gains. The right or claim of any Participant or Beneficiary to any asset of the Fund or to any benefit under this Plan shall be subject to and limited by the provisions of this Section 15.04.

     15.05. Plan Merger; Transfer of Plan Assets. The Plan may merge or consolidate with or transfer its assets and liabilities to, another plan, only if:

     (a) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit to which he would have been entitled immediately before the merger, consolidation, or transfer (if this Plan had then terminated);

     (b) Resolutions or other appropriate action of any new or successor employer of the affected Participants shall authorize the merger, consolidation or transfer, and the new or successor employer shall assume all liabilities of the Plan with respect to the Participants whose Plan assets are being merged, consolidated or transferred; and

     (c) Such other plan and trust are qualified under sections 401(a) and 501(a) of the Internal Revenue Code.


                                  ARTICLE XVI.

                              TOP HEAVY PROVISIONS

     16.01. Top Heavy Requirements. Notwithstanding any other Plan provisions, if the Plan is a Top Heavy Plan for any Plan Year, the Plan shall meet the following requirements for that Year:

     (a) Minimum Vesting Requirements. A Participant will have a fully vested interest in his or her Plan Account upon completion of three (3) Years of Service for vesting purposes. If the Plan is found to be a Top Heavy Plan and subsequently ceases to be a Top Heavy Plan, then the vested interest of a Participant with fewer than three (3) Years of Service for vesting purposes on the date on which the Plan ceases to be a Top Heavy Plan in amounts allocated to his or her Plan Account after the Plan ceases to be a Top Heavy Plan shall be determined without regard to the preceding sentence.

     (b) Minimum Contribution Requirement. The Plan will provide a minimum contribution allocation for each Participant who is a Non-Key Employee in an amount equal to at least three percent (3%) of the Participant's Compensation (as defined in Section 5.01) for the Plan Year. The three percent (3%) minimum contribution allocation requirement shall be increased to four percent (4%) for any year in which the Employer also maintains a defined benefit pension plan if the increase is necessary to avoid the application of Code section 416(h)(1), relating to special adjustments to Code section 415 limits for Top Heavy Plans, and if the adjusted limitations of Code Section 416(h)(1) would otherwise be exceeded if such minimum contribution allocation were not so increased.

     The minimum contribution requirements shall be reduced in the following circumstances:

     (1) The percentage minimum contribution allocation will not exceed the percentage contribution allocation made for the Key Employee for whom such percentage is the highest for the Plan Year, after taking into account contribution allocations and benefits under other qualified plans in this Plan's aggregation group as provided in Code section 416(c)(2)(B)(ii); and

     (2) A Participant's minimum contribution for a Plan Year will be reduced to the extent that the Participant receives a minimum benefit or contribution for such year under another plan maintained by the Employer.

     (c) Additional Super Top Heavy Requirement. If the Plan is a Super Top Heavy Plan for any Plan Year, the limitations on annual additions contained in
Article V shall be adjusted pursuant to Code section 416(h).

     16.02. Top Heavy Plan Definitions.  The following definitions apply to this
Article:

     (a) A plan is a "Top Heavy Plan" if, as of the Determination Date, the aggregate of the accounts of Key Employees under a defined contribution plan exceeds sixty percent (60%) of the aggregate of the accounts of all employees under such plan or, in the case of a defined benefit plan, the present value of the cumulative accrued benefits under the plan for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the plan for all employees, all as adjusted by and determined in accordance with the provisions of Code section 416(g). The determination of whether a plan is Top Heavy shall be made after aggregating each Plan of the sponsoring Employer in which at least one Key Employee participates and each other plan of the sponsoring Employer which enables any plan in which at least one Key Employee participates to meet the requirements of Code sections 401(a)(4) or 410, and after aggregating any plan not required to be aggregated by the foregoing if such aggregated group of plans, taking such plan into account, continues to meet the requirements of Code sections 401(a)(4) and 410. A plan is a "Super Top Heavy Plan" if, as of the Determination Date, the plan would meet the test specified above for being a Top Heavy Plan if ninety percent (90%) were substituted for sixty percent (60%) in each place it appears in this subsection
(a).

     (b) The "Determination Date" for purposes of determining whether a plan is Top Heavy for a particular plan year is the last day of the preceding plan year (or, in the case of the first plan year of a plan, the last day of the first plan year).

     (c) A "Key Employee" is any employee or former employee (including a beneficiary of such employee or former employee) who at any time during the plan year or any of the four (4) preceding plan years is:

     (1) An officer of the plan sponsor or any corporation required to be aggregated with the plan sponsor under Code sections 414(b), (c) or (m) who has annual compensation (as defined below) from the plan sponsor or any corporation required to be aggregated with the plan sponsor under Code sections 414(b), (c) or (m) of more than fifty percent (50%) of the amount in effect under Code section 415(b)(1)(A) for the plan year (but in no event shall the number of officers taken into account as Key Employees exceed the lesser of (i) fifty (50) or, (ii) the greater of three (3) or ten percent (10%) of all employees).

     (2) One of the ten (10) Employees who (i) owns (or is considered as owning within the meaning of Code section 318) both more than a one-half percent (1/2%) ownership interest and the largest percentage ownership interests in the Employer, and (ii) has annual compensation (as defined below) of more than the amount in effect under Code section 415(c)(1)(A). For purposes of this Section, if two (2) Employees have the same interests in the Employer, the Employee having greater annual compensation (as defined below) from the Employer shall be treated as having a larger interest;

     (3) A person owning (or considered as owning within the meaning of Code section 318) more than five percent (5%) of the outstanding stock of the plan sponsor or stock possessing more than five percent (5%) of the total combined voting power of all stock of the plan sponsor; or

     (4) A person who has an annual compensation (as defined below) from the plan sponsor (or any corporation required to be aggregated with the plan sponsor under Code sections 414(b), (c) and (m)) of more than one hundred fifty thousand dollars ($150,000) and who would be described in subparagraph (3) hereof if one percent (1%) were substituted for five percent (5%).

     For purposes of applying Code section 318 to the provisions of this subsection (c), subparagraph (C) of Code section 318(a)(2) shall be applied by substituting five percent (5%) for fifty percent (50%). In addition, the rules of subsections (b), (c) and (m) of Code section 414 shall not apply for purposes of determining ownership of the plan sponsor under this subsection (c).

     For purposes of determining whether an Employee is a Key Employee, annual compensation means compensation as defined in Code section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code sections 125, 402(a)(8), 402(h) or 403(b).

     (d) A "Non-Key EmPloyee" is any participant in a plan (including a beneficiary of such participant) who is not a Key Employee.




     IN WITNESS WHEREOF, LOYOLA CAPITAL CORPORATION by its President as duly authorized by vote of the Board of Directors and with the Employer's seal affixed, have caused these presents to be signed this 21st day of July, 1992.

ATTEST:                                              LOYOLA CAPITAL CORPORATION

/S/ LINDA A. STADTLER

                                                     By  /s/ JOSEPH W. MOSMILLER